Exhibit 4(a)

                        Form of Variable Annuity Contract






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[LOGO] PHOENIX
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     Primary Annuitant:  John Doe                   35 Male  :Age and Sex

       Contract Number:  13000000         December 12, 1994  :Contract Date

       Initial Premium:  $10,000.00            July 1, 2029  :Maturity Date


     Dear Contract Owner:

     Thank You for purchasing this annuity contract from PHL Variable Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

     IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE, LESS THE VALUE OF ANY BONUS PAYMENTS MADE UNDER THIS CONTRACT. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                         PHL Variable Insurance Company
                         Variable Annuity Operations
                         P.O. Box 8027
                         Boston, MA  02266-8027

                         Telephone (800) 447-4312

     WE WILL DETERMINE THE CONTRACT VALUE AS OF THE NEAREST VALUATION DATE FOLLOWING RECEIPT OF THE RETURNED CONTRACT AT OUR VARIABLE ANNUITY OPERATIONS.

     This contract provides for a series of annuity payments. The annuity payments will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts.

     Signed for PHL Variable Insurance Company at its Home Office, One American Row, Hartford, Connecticut 06102-5056.

                                 Sincerely yours,

                          PHL VARIABLE INSURANCE COMPANY

            /S/                                          /S/ Robert W. Fiondella
            Secretary                                    Chief Executive Officer
                                  Registrar

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

     ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

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                                  SCHEDULE PAGE

Primary Annuitant:  [John Doe]                         [35 Male]  :Age and Sex

Contract Number:  [13000000]                 [December 12, 1994]  :Contract Date

Initial Premium:  [$10,000.00]                    [July 1, 2029]  :Maturity Date

Contingent Annuitant: [None]

Owner: [John Doe]

Beneficiaries: [Jane Doe]

Subsequent Premiums: [Flexible]

Payment Intervals: [Flexible]

Death Benefit Option: [1]

Bonus Payment: [5% of each Premium Payment]

                                 SUBACCOUNT FEES

Mortality and Expense Risk Fee: [.00404%(Based on an annual rate of 1.475%)]

Daily Administrative Fee: [.00034%(Based on an annual rate of .125%)]

Daily Tax Fee: [.0000%]

                            CONTRACT FEES AND CHARGES

Premium Tax: [.000% of each premium paid]

Annual Administrative Charge: [$35]

Transfer Charge: [Currently, there is no charge for transfers. However, we reserve the right to impose a Transfer Charge after the first two transfers made in each Contract Year, upon prior Written Notice to the Owner. In no event, however, will such Transfer Charge exceed $20 per transaction.]

Contingent Deferred Sales Charge: See Part 5 for a Description of How this Charge Is Determined.

                         PREMIUM ALLOCATION SCHEDULE

                         [Money Market #122 100.00%]

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                          SCHEDULE PAGE (CONTINUED)

Annuitant:  John Doe                                  13000000  :Contract Number


GUARANTEED                      The Guaranteed Interest Account is not part of
INTEREST ACCOUNT                the Separate Account. It is accounted for as
                                part of Our General Account. We reserve the right to limit cumulative premium payments to the Guaranteed Interest Account during any one-week period to not more than $250,000. We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any premium and Bonus Payment made to the Guaranteed Interest Account during the following calendar week. That rate will remain in effect for such premiums and Bonus
                                Payments, or their resulting Adjusted Premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums, Bonus
                                Payments or Adjusted Premiums whose guarantee has just ended, the new rate shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted Premiums for a subsequent guarantee period of one full year.

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                            SCHEDULE PAGE (CONTINUED)

Annuitant: John Doe                                    13000000 :Contract Number

                                GUARANTEED INTEREST ACCOUNTS

GUARANTEED                      The GIA account with 1-year guarantee is not
INTEREST ACCOUNT                part of the Separate Account. It is accounted
WITH 1-YEAR                     for as part of Our General Account. We reserve
GUARANTEE                       the right to limit cumulative premium payments
(GIA)                           to the GIA account during any one-week period to
                                not more than $250,000. We will credit interest daily on any amounts held under the GIA account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any premium and Bonus Payment made to the GIA account during the following calendar week. That rate will remain in effect for such premiums, Bonus Payments or their resulting Adjusted Premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums, Bonus Payments or Adjusted
                                Premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted Premiums for a subsequent guarantee period of one full year. No market value adjustment is applied to withdrawals from the GIA account.

MARKET VALUE                    The MVA account provides four choices of
ADJUSTED                        interest rate guarantee periods: 3-year, 5-year,
GUARANTEED                      7-year, and 10-year. The MVA account is
INTEREST ACCOUNT                accounted for as a non-unitized separate
(MVA)                           account. We will credit interest daily on any
                                amounts held under the MVA account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any new premiums and Bonus Payments made during the following calendar week to each of these accounts. The applicable rate will remain in effect until the end of the Guarantee
                                Period selected by you, the Contract Owner. Upon expiry of the selected Guarantee Period, unless you elect to transfer funds to another Guarantee
                                Period or Subaccount, or elect to withdraw funds, We will begin another Guarantee Period of the same duration as the one that just ended, and will credit interest at the then current rate for that new Guarantee Period. If your original Guarantee Period is no longer available or if you choose a Guarantee Period that is no longer available We will use the Guarantee
                                Period with the next longest duration. To the extent permitted by law, We reserve the right to discontinue Guarantee Periods and to offer other
                                Guarantee Periods that differ from those available at the time your contract was issued.
                                Any withdrawals or transfers from the MVA will be subject to a market value adjustment, except that funds may be withdrawn or transferred from this account without a market value adjustment in the 30-day Window Period from 15 days before to 15 days after the Guarantee Period expiry date. We reserve the right to limit cumulative premiums made to any one of these accounts during any one-week period to not more than $250,000.

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                                CONTRACT SUMMARY

ABOUT THIS SUMMARY              This summary briefly highlights some of the
                                major contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help
                                You find specific provisions. Your contract is a legal contract between You and Us. You should, therefore, READ YOUR CONTRACT CAREFULLY.

                                Check the Schedule Page of this contract to make sure it reflects the premium payment allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT            This contract provides for payment of a variable
                                life annuity. The amount of each annuity payment will be based on the Contract Value, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period. Other Annuity Payment Options are available.

ALLOCATION OF                   The values that accumulate under this contract
PREMIUM PAYMENTS                prior to the Maturity Date are based on the
                                premium payments and Bonus Payments made, the rates of interest credited on any premium payments and Bonus Payments allocated to the Guaranteed Interest Account, any expense charges, and the investment experience of the Subaccounts within the Separate Account on any premium payments and Bonus Payments allocated to the Subaccounts. Except for the Guaranteed
                                Interest Account which is part of Our General
                                Account, the Subaccounts are part of PHL
                                Variable Insurance Company's Variable
                                Accumulation Separate Account (VA Account) and have differing investment objectives. Subject to the terms of this contract, You may transfer the Contract's Value between and among the various
                                Subaccounts and Guaranteed Interest Account.

                                The VA Account is a Separate Account established by Our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of Our General Account. The assets of the VA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.

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                                We use the assets of the VA Account to buy
                                shares of the Fund(s) of this contract according to Your most recent allocation instruction on file with Us at Our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.

                                This contract also contains a Guaranteed
                                Interest Account to which premium payments and Bonus Payments may be allocated. The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of Our General Account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to approval (as required by some states) by the insurance supervisory official of states where this contract is delivered.

WITHDRAWAL PRIVILEGE            Before the Maturity Date, You may withdraw all
                                or part of the Contract Value less any
                                applicable contingent deferred sales charge.
                                After the Maturity Date, You may only withdraw from the remaining value under Variable Payment
                                Options K or L, less any applicable contingent deferred sales charge.

OTHER BENEFITS                  This contract provides for the payment of death
                                proceeds in the event of the death of either the Owner or the Annuitant prior to the Maturity
                                Date. The amount of the death proceeds will depend upon whether it is the Owner or the Annuitant whose death has occurred. The amount of the death proceeds is determined as described in Part 9 of this Contract.

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                                TABLE OF CONTENTS

PART                                                       PAGE
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     SCHEDULE PAGES
     CONTRACT SUMMARY
     TABLE OF CONTENTS

1.   DEFINITIONS.............................................1

2.   ABOUT THIS CONTRACT.....................................5
     The Effective Date......................................5
     The Contract and Application............................5
     Required Proof of Age and Survival......................5
     Adjustment for Misstatement of
       Age or Sex............................................5
     Assignments.............................................5
     Statement of Account....................................5

3. RIGHTS OF OWNER...........................................6
     Who Is the Owner........................................6
     What Are the Rights of the Owner........................6
     How to Change the Owner ................................7
     Designation of Contingent Annuitant.....................7

4. PREMIUM PAYMENTS AND ALLOCATIONS..........................7
     Premium Payments........................................7
     Premium Payment Allocation..............................8
     Accumulation Units......................................8
     Additional Subaccounts..................................8
     Substitution of Subaccounts.............................9

5. TRANSFERS, WITHDRAWALS AND LAPSE..........................9
     Transfers among Subaccounts and the
       Guaranteed Interest Account...........................9
     Withdrawals and Full Surrender.........................10
     Lapse..................................................11
     Rules and Limitations..................................11
     Deferral of Payment....................................11

6. EXPENSE CHARGES..........................................12
     Premium Tax............................................12
     Surrender Charge.......................................13
     Transfer Charge........................................13
     Annual Administrative Charge...........................13
     Mortality and Expense Risk Fee.........................13
     Daily Tax Fee..........................................13
     Daily Administrative Fee...............................13

7. DETERMINING THE CONTRACT AND

    ACCUMULATION UNIT VALUES................................13
     Crediting of Subaccount Units and Premiums.............13
     Determination of the Contract Value....................14
     The Valuation of Subaccounts and
       Guaranteed Interest Account..........................14

8. ANNUITY BENEFITS.........................................14

9. DEATH BENEFITS...........................................15
     Death Before Maturity Date.............................15
     Election of Death Benefit Options......................16
     Death Benefit - Option 1...............................16
     Death Benefit - Option 2...............................16
     Adjusted Partial Withdrawals...........................17
     Annual Step-up Amount..................................17
     Annual Roll-up Amount..................................16
     Distribution at Death Requirements.....................17
     Death on or after the Maturity Date....................18
     The Beneficiary........................................19
     What Are the Rights of the Beneficiary.................19
     How to Change the Beneficiary..........................19

10. PAYMENT OPTIONS.........................................20
     Calculation of Fixed Annuity Payments..................20
     Calculation of Variable Annuity Payments...............20
     Option A - Life Annuity with Specified
       Period Certain.......................................21
     Option B - Non-Refund Life Annuity.....................21
     Option D - Joint and Survivorship
       Life Annuity.........................................21
     Option E - Installment Refund Life Annuity.............21
     Option F - Joint and Survivorship Life
       Annuity with 10-Year Period Certain..................21
     Option G - Payments for a Specified Period.............22
     Option H - Payments of a Specified Amount..............22
     Option I - Variable Life Annuity with
       10-Year Period Certain...............................22
     Option J - Joint Survivorship Variable
       Life Annuity with 10-Year Period Certain.............22
     Option K - Variable Annuity for
       Specified Period.....................................22
     Option L - Variable Life
       Expectancy Annuity...................................22
     Option M - Unit Refund Variable
       Life Annuity.........................................23
     Option N - Variable Non-Refund
       Life Annuity.........................................23
     Other Options..........................................23

11. TABLES OF PAYMENT OPTION AMOUNTS.....................24-26

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                                PART 1: DEFINITIONS

YOU (YOUR)                      The Owner of this contract.

WE (OUR, US)                    PHL Variable Insurance Company

ACCUMULATION UNIT               A standard of measurement as described in Part
                                4, used to determine the value of a Contract and its interest in the Subaccounts prior to the Maturity Date and for amounts held under Payment
                                Option L.

ACCUMULATION UNIT VALUE         On the first Valuation Date selected by Us, We
                                set all Accumulation Unit Values of each Subaccount of the Separate Account at 1.000000.
                                The Accumulation Unit Value on any subsequent
                                Valuation Date is determined by multiplying the Accumulation Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net
                                Investment Factor for that Subaccount for the Valuation Period just ended.

ADJUSTED PREMIUM                Any premium or Bonus Payment to the Guaranteed
                                Interest Account, as adjusted to include any interest credited on and any contract charges or withdrawals deducted from such payments.

ANNUITANT                       On or prior to the Maturity Date, the term
                                "Annuitant" as used in this contract refers to the Primary Annuitant as shown on the Schedule
                                Page, while such Primary Annuitant is living, and then the Contingent Annuitant, if any, or as later changed by You in writing, provided such Contingent Annuitant is living at the death of the Primary Annuitant. After the Maturity Date, the term "Annuitant" shall mean the Annuitant under this contract determined as of the Maturity Date.

ANNUITANT'S BENEFICIARY         The beneficiary entitled to receive payment of
                                any amounts payable under this contract upon death of the Annuitant.

ANNUITY A contract promising a periodic series of payments.

ANNUITY UNIT                    A standard of measurement used to determine the
                                amount of each periodic payment made under the Variable Payment Options I, J, K, M and N. The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation
                                Date.

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ANNUITY UNIT VALUE              On the first Valuation Date selected by Us, We
                                set all Annuity Unit Values in each Subaccount of the Separate Account at $1.000000. The Annuity Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by 1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED INVESTMENT RATE         The Assumed Investment Rate is 4.5% per year. We
                                use this rate to determine the first payment under Variable Payment Annuity Options I, J, K,
                                M and N. Future payment amounts under these options will depend on the relationship between the Assumed Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit
                                Value. The Assumed Investment Rate is the annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.

BONUS PAYMENT                   An amount that We will credit to the Contract
                                Value at the time of each premium payment. The amount of Bonus Payment is calculated as a percentage of each premium payment as shown on the Schedule Page.

CONTRACT ANNIVERSARY            The same date each year as the Contract Date.

CONTRACT DATE                   The Contract Date shown on the Schedule Page. It
                                is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE                  The sum of the values under a Contract of all
                                Accumulation Units held in the Subaccounts and the Adjusted Premium Payments held in the Guaranteed Interest Account.

CONTRACT YEAR                   The first Contract Year is the one-year period
                                from the Contract Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED PAYMENT ANNUITY           An annuity providing payments which do not vary
                                in amount after the first payment is made.

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MATURITY DATE                   The Maturity Date shown on the Schedule Page or
                                such changed Maturity Date as may result from death of the Primary Annuitant while a Contingent Annuitant is living or as We may later agree. The Maturity Date may not be earlier than the fifth Contract Anniversary, or later than the Contract Anniversary nearest the Annuitant's 95th birthday unless We agree otherwise. If a Contingent Annuitant becomes the Annuitant as the result of death of the Primary Annuitant prior to the Maturity Date, the Maturity Date will change to the Contract Anniversary nearest the Contingent Annuitant's 95th birthday unless You and We agree otherwise.

NET INVESTMENT FACTOR           The Net Investment Factor for each Subaccount of
                                the Separate Account is determined by the
                                investment performance of the assets underlying
                                the Subaccount for the Valuation Period just
                                ended. The Net Investment Factor is equal to
                                1.000000 plus the applicable net investment rate
                                for the Valuation Period. The net investment
                                rate is determined by:


                                a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period. The net investment income is affected by an investment advisory expense fee which is deducted from the Funds in which the assets of the Subaccounts of the Separate Account are invested; and

                                b.  dividing the result of (a) by the
                                    Subaccount's share of the Separate Account at the beginning of the Valuation Period; and

                                c.  for each calendar day in the Valuation
                                    Period subtracting from the result of (a) divided by (b), an amount equal to the Mortality and Expense Risk Fee plus the Daily Administrative Fee and any daily tax fee.

OWNER/ANNUITANT                 An individual who is both the Owner and
                                Annuitant under the contract.

OWNER'S BENEFICIARY             The beneficiary entitled to receive payment of
                                any amounts payable under this contract upon death of the Owner.

PAYMENT CALCULATION DATE        The date We calculate annuity payments under a
                                Variable Payment Annuity Option. The first
                                Payment Calculation Date is the Valuation Date on or next following the Settlement Date unless
                                We agree otherwise.

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                                After the first Payment Calculation Date, We
                                will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

PREMIUM PAYMENT DATE            The Valuation Date on which a premium payment is
                                received at Our Variable Products Operations unless it is received after the close of the New
                                York Stock Exchange, in which case it will be the next Valuation Date.

SETTLEMENT DATE                 The date contract proceeds are applied to an
                                annuity payment option. Unless We agree
                                otherwise, for death benefits, the Settlement
                                Date is the date that We receive a certified copy of the Annuitant's certificate of death;
                                for proceeds payable on the Maturity Date, it is the Maturity Date; and for proceeds payable upon a surrender, it is the effective date of the surrender.

SUBACCOUNT(S)                   The account(s) within Our Separate Account to
                                which assets under the contract may be
                                allocated.

SURRENDER VALUE                 Contract Value less any applicable contingent
                                deferred sales charge and premium tax.

VALUATION DATE                  Every day the New York Stock Exchange is open
                                for trading.

VALUATION PERIOD                The period in days beginning with the day
                                following the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT ANNUITY        An annuity where each payment will vary with the
                                investment experience of the Subaccounts.

VAO Our Variable Annuity Operations division. The address is shown on the cover page of this contract.

WRITTEN REQUEST                 A request We receive in writing at VAO in a form
(AND WRITTEN NOTICE)            satisfactory to Us.


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                                PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE              This contract will begin in effect on the
                                Contract Date provided the initial premium due is paid while the Annuitant is alive.

THE CONTRACT                    This contract and application, if any, which is
AND APPLICATION                 attached to this contract, is the entire
                                contract between You and Us. Any change in terms of this contract, as required to conform to law, to be in effect, must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. This contract is issued at Our Home Office in Hartford, Connecticut. Any benefits payable under this contract are payable at VAO.

REQUIRED PROOF                  We may require proof of the Annuitant's age
OF AGE AND SURVIVAL             before any annuity payments will begin. We also
                                have the right to require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR                  If the age or sex of the Annuitant has been
MISSTATEMENT OF                 misstated, any benefits payable will be adjusted
AGE OR SEX                      to the amount that the Contract Value would have
                                purchased based on the Annuitant's correct age and sex. Any over payment(s) and under payment(s) made by Us will be charged or credited against future payments to be made under the contract.

ASSIGNMENTS                     We will not be considered to have notice of any
                                assignment of an interest in this contract until We receive the original or copy of the written assignment at VAO. In no event will We be responsible for its validity.

STATEMENT OF ACCOUNT            We will send You a statement of the Contract
                                Value of this contract at least annually. We will also provide You with a statement of the investments held by each Subaccount. After the Maturity Date, We will provide You with an annual Statement of Account if You elect any of the variable payment options.

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                                PART 3: RIGHTS OF OWNER

WHO IS THE OWNER                The Owner may be the Annuitant, an employer, a
                                trust or any other individual or entity. If no Owner is named, the Annuitant will be the Owner.
                                Under contracts used with certain tax qualified plans, the Owner must be the Annuitant. A husband and wife may be designated as Joint
                                Owners. If one of such Joint Owners dies, the other Joint Owner becomes the sole Owner of the Contract.

WHAT ARE THE RIGHTS             You control this contract during the Annuitant's
OF THE OWNER                    lifetime but not until the Contract Date. Unless
                                You and We agree otherwise, You may exercise all rights provided under this contract without the consent of anyone else. Your rights include the right to:

                                a.  Receive any amounts payable under this
                                    contract during the Annuitant's lifetime.

                                b.  Change the Owner.

                                c.  Change the premium payment amounts and
                                    intervals. See Part 4.

                                d.  Change the allocation schedule for
                                    premium payments. See Part 4.

                                e. Transfer Contract Values between and among the various Subaccounts and the Guaranteed Interest Account. See Part 5.

                                f.  Make withdrawals from the various
                                    Subaccounts and the Guaranteed Interest
                                    Account or fully surrender the contract for its Surrender Value. See Part 5.

                                g. Select a Payment Option for amounts payable upon a withdrawal or full surrender.

                                h.  Select an alternative Payment Option to
                                    commence on the Maturity Date. See Part 8.

                                i.  Change the Owner's or Annuitant's
                                    Beneficiary.

D604                                                   6

                                j. Assign, subject to the restrictions stated in Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

                                k.  Change the Contingent Annuitant any
                                    time prior to the death of the Primary
                                    Annuitant.

                                You may exercise these rights only while the Annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE THE OWNER         To change the Owner, you must submit a Written
                                Request.

DESIGNATION OF                  Prior to the death of the Annuitant, You may
CONTINGENT ANNUITANT            designate or change the Contingent Annuitant by
                                sending a Written Request with the name, date of birth, sex, Social Security Number and address of the new Contingent Annuitant.

                                If You are an Owner/Annuitant and Your spouse is Your beneficiary under this Contract, Your surviving spouse will automatically be the Contingent Annuitant.

                                PART 4: PREMIUM PAYMENTS AND ALLOCATION

PREMIUM PAYMENTS                The initial premium payment is due on the
                                Contract Date and must at least equal $10,000 for non-tax qualified plans or $2,000 for qualified individual retirement annuity plans unless We agree otherwise. The Annuitant must be alive when the initial premium payment is made.
                                Thereafter, the premium payment amount and intervals are as shown on the Schedule Page unless later changed as described below. All premium payments are payable at VAO, except that the initial premium payment may be given to an authorized agent for forwarding to VAO. No benefit associated with any such premium payment will be provided until it is actually received by Us at VAO.

                                You may vary the amount and interval for subsequent premium payments, and additional premium payments may be made within the following limits:

D604                                                   7

                                a.  Each premium payment must at least equal
                                    $500 for non-tax qualified plans or $100 for qualified individual retirement annuity plans.

                                b. No more than $1,000,000 in total premium payments may be paid on this contract, unless We agree otherwise.

                                c.  The premium payment intervals may be
                                    unscheduled or changed to monthly,
                                    quarterly, semi-annual, annual, or any other arrangement agreed to by Us.

                                d. Additional premium payments may only be made while an Annuitant is living, prior to the Maturity Date.

                                We reserve the right to waive the limits in a & b above.

PREMIUM                         The premium payment and Bonus Payment will be
PAYMENT ALLOCATION              applied on its Premium Payment Date to the
                                various Subaccounts and the Guaranteed Interest
                                Account in accordance with Your instructions for the allocation of premium payments.

                                You may change the allocation schedule with respect to subsequent premium payments by telephone or written request. We reserve the right to waive the requirement of written notice.

ACCUMULATION UNITS              The number of Accumulation Units credited to
                                each Subaccount of the Separate Account will be determined by dividing the premium payment and Bonus Payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date. The amount deposited to the Guaranteed Interest Account will equal the amount of any premium payment and Bonus
                                Payment applied on the Premium Payment Date.

ADDITIONAL SUBACCOUNTS          We have the right to add Subaccounts of the
                                Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority. We further reserve the right to add other Guaranteed
                                Interest Accounts.

D604                                                   8

SUBSTITUTION OF                 If the shares of the Funds of this contract
SUBACCOUNTS                     should no longer be available for investment by
                                the Separate Account or if in Our judgment further investment in such Funds becomes inappropriate for use with this contract, We reserve the right to substitute Accumulation
                                Units of another Subaccount for Accumulation
                                Units already purchased or to be purchased in the future by premium payments under this contract. Any such change will be subject to approval by the Securities and Exchange
                                Commission and, where required, by the insurance supervisory official of the state where this contract is issued.

                                PART 5: TRANSFERS, WITHDRAWALS AND LAPSE

TRANSFERS AMONG                 You may transfer all or a portion of the
SUBACCOUNTS AND THE             Contract Value of this contract among one or
GUARANTEED INTEREST ACCOUNT     more of the Subaccounts and the Guaranteed
                                Interest Account. Transfers may be made by telephone or Written Request. You may make up to six transfers per Contract Year from the Subaccounts and only one transfer per Contract
                                Year from the Guaranteed Interest Account unless the Systematic Transfer Program is elected.

                                Under the Systematic Transfer Program, funds may be transferred automatically among the Subaccounts on a monthly, quarterly, semiannual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. Except as otherwise provided under the Systematic Transfer Program, the amount that may be transferred from the Guaranteed Interest Account at any one time cannot exceed the higher of $1000 or 25% of the value of the Guaranteed Interest Account.

                                The transfer charge is as shown on the Schedule Page. Any such charge will be deducted from the Subaccounts or Guaranteed Interest Account from which the amounts are to be transferred with each such Subaccount or Guaranteed Interest Account bearing a pro rata share of the transfer charge. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the Guaranteed Interest Account as the result of any transfer shall retain its original Premium Payment Date.

D604                                                   9

WITHDRAWALS AND
FULL SURRENDER

                                You may withdraw in cash the Contract Value of this contract, less any applicable deferred premium tax and contingent deferred sales charge, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Payment Annuity Options K or
                                L. Such withdrawals must be by Written Request and must include such tax withholding information as We may reasonably require. The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any deferred premium tax and contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any deferred premium tax and contingent deferred sales charge applicable to such withdrawal. If no Contract Value remains under this contract as the result of a withdrawal, the contract will be deemed fully surrendered and have no further value or effect. The Contract Value will be determined on the Valuation Date that coincides with the date of the withdrawal.

                                During the first Contract Year, an amount up to 10% of the Contract Value at the time of the first partial withdrawal may be withdrawn free of any contingent deferred sales charge. After the first Contract Year and each Contract Year before the Maturity Date, an amount up to 10% of the Contract Value as of the end of the prior Contract Year may be withdrawn free of any contingent deferred sales charge. Any amount withdrawn in excess of the 10% will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn, up to a maximum of the total premium:

                                Age in Complete Years from Payment
                                 Date of Unit or Adjusted Premium          Contingent Deferred
                                 Released to Effectuate Withdrawal            Sales Charge
                                ----------------------------------            ------------
                                             0                                     8%
                                             1                                     8%
                                             2                                     8%
                                             3                                     7%
                                             4                                     6%
                                             5                                     5%
                                             6                                     4%
                                             7                                     3%
                                             8 years or more                       0%

D604                                                  10

                                The contingent deferred sales charge is applied to amounts withdrawn up to the total of all premium payments less prior withdrawals including any free withdrawal amounts. In no event, however, will the total of all contingent deferred sales charges applied under this contract exceed 9% of the total premium payments paid on this contract.

                                You may elect to apply the amount withdrawn or surrendered to the various Payment Options described in Part 10.

LAPSE If on any Valuation Date the Contract Value becomes zero, the contract will immediately terminate and lapse without value unless any Contract Value has been applied under one of the variable payment options within 30 days after any such Valuation Date. We will mail a written notice of lapse to You at Your most recent post office address on file with Us at VAO.

RULES AND LIMITATIONS           The Accumulation Units and Adjusted Premiums
                                released for transfer or withdrawal will be determined on a First-In, First-Out (FIFO) basis based on Premium Payment Date. No withdrawals, or full surrender may be made after commencement of an annuity on the Maturity Date except for any Contract Value remaining under Options K or
                                L. Also, You may not transfer any assets under Option M, unless We agree otherwise

DEFERRAL OF PAYMENT             With the exception of transfers from the
                                Guaranteed Interest Account, as described above under Transfers Among Subaccounts and withdrawals from such Subaccount as described below, transfers, withdrawals, or a request for a full surrender will usually be processed within 7 days after We receive the written request at VAO. However, We may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                                a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                                b. when trading on the exchange is restricted by the Securities and Exchange Commission;

D604                                                  11

                                c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Subaccounts of the Separate Account; or

                                d. when a governmental body having jurisdiction over the VA Account by order permits such suspension.

                                Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (b) or (c) or (d) exist.

                                For withdrawals from the Guaranteed Interest
                                Account, We may defer payment for up to six months from the date VAO receives the Written Request. If payment is delayed 30 days or more, We will add interest at an annual rate of 4%.

                                PART 6: EXPENSE CHARGES

                                Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX                     A premium tax may be required based on the laws
                                of the state of issue or the state where the Owner resides when a premium payment is applied.
                                The premium tax rate, if any, as of the Contract
                                Date, is shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date. At the time of reimbursement, We will deduct the tax proportionately from the Subaccounts and
                                Guaranteed Interest Account based on their proportionate Contract Value. On partial withdrawals, We will deduct a pro rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.

D604                                                  12

SURRENDER CHARGE                A charge to cover expenses incurred in the sale
                                and distribution of this contract is taken in the form of a contingent deferred sales charge as described in Part 5 which is applied to any withdrawals or full surrender made within the seven-year period following the Premium Payment
                                Date of the Accumulation Units or Adjusted
                                Premiums released to make such withdrawal or surrender.

TRANSFER CHARGE                 A transfer charge is as shown on the Schedule.

ANNUAL ADMINISTRATIVE           A portion of the administrative expense incurred
CHARGE                          by Us is assessed in the form of an annual
                                charge as shown on the Schedule Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each Contract Year from the total Contract Value with each Subaccount and Guaranteed Interest Account bearing a pro rata share of such expense based on the proportionate Contract Value of each of the Subaccounts and Guaranteed Interest Account.
                                By agreement with Us, You may, instead, elect to pay this charge in cash.

                                If You elect Payment Options I, J, K, M or N, the Annual Administrative Charge after the Maturity Date will be deducted from each annuity payment in proportionately equal amounts.

MORTALITY AND                   The mortality and expense risk fee is taken in
EXPENSE RISK FEE                the form of a daily fee against each
                                Subaccount as shown on the Schedule
                                Page. We reserve the right to lower such fee.

DAILY TAX FEE                   A daily tax fee is taken by Us in the form of a
                                daily fee against each Subaccount as shown on the Schedule Page.

DAILY ADMINISTRATIVE FEE        A portion of the administrative expense incurred
                                by Us is assessed in the form of a daily fee against each Subaccount as shown on the Schedule
                                Page.

                                PART 7: DETERMINING THE CONTRACT AND
                                        ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT         We will apply any premium payments We receive on
UNITS AND PREMIUMS              the Premium Payment Date and Bonus Payments to
                                credit Accumulation Units to one or more
                                Subaccounts or to credit purchases to the Guaranteed Interest Account in accordance with the most recent allocation schedule on file with Us. The number of Accumulation Units

D604                                                  13
                                credited to each Subaccount will be determined by dividing the premium payment and Bonus Payment applied to that Subaccount by the then current Accumulation Unit Value of that Subaccount. The Accumulation Unit Value of each Subaccount on a Valuation Date is determined at the end of that day.

DETERMINATION OF THE            Prior to the Maturity Date, the value of a
CONTRACT VALUE                  Subaccount of the Separate Account is determined
                                by multiplying the total number of Accumulation
                                Units under this contract for that Subaccount by the current Accumulation Unit Value of that Subaccount. The Contract Value for amounts held under Variable Payment Annuity Option L is determined in the same manner. The value of the Guaranteed Interest Account equals the total value of the Adjusted Premiums. The total
                                Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted Premiums.

THE VALUATION OF SUB-           The values and benefits of the Guaranteed
ACCOUNTS AND GUARANTEED         Interest Account are not less than those
INTEREST ACCOUNT                required by the laws of the state in which it is
                                delivered.

                                The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.

                                We guarantee that expense and mortality results shall not adversely affect the dollar amount of variable benefits and other contractual payments and values.

                                PART 8: ANNUITY BENEFITS

                                On or before the Maturity Date, You may elect any one of the Payment Options as described in
                                Part 10. If you do not select a Payment Option on or before the Maturity Date, We will apply the Contract Value less any premium tax due to provide You a variable life annuity under Payment Option L as described in Part 10. Any annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's Beneficiary.

                                If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, We shall have the right to pay such amount to You in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

D604                                                  14

                                PART 9: DEATH BENEFITS

                                The death benefits provided under this contract are not less than the minimum benefits required under the laws of the state where this contract is delivered.

DEATH BEFORE                    For deaths occurring prior to the Maturity Date,
MATURITY DATE                   We will pay the death proceed upon receipt of
                                due proof of death as follows:

                                1.  Death of an Owner/Annuitant:

                                    If an Owner/Annuitant dies before the
                                    Maturity Date, We will pay the Annuitant's
                                    Beneficiary the death proceeds provided by the Death Benefit Option selected by the Owner at the time of the initial premium payment.

                                2.  Death of an Owner who is not the Annuitant:

                                    If an Owner who is not the Annuitant dies before the Maturity Date, we will pay the Owner's Beneficiary the death proceeds (less any deferred premium tax) equal to the greater of:

                                    a.  100% of premium payments (not including
                                        any Bonus Payments) less "Adjusted
                                        Partial Withdrawals" (as defined below);
                                        or

                                    b.  the Contract Value next determined
                                        following receipt of a certified copy of the death certificate at VAO.

                                3.  Death of an Annuitant who is not the Owner:

                                    If an Annuitant who is not the Owner dies before the Maturity Date, We will pay the Annuitant's Beneficiary the death proceeds provided by the Death Benefit Option selected by the Owner at the time of the initial premium payment.

                                    In lieu of receiving the death proceeds in one lump sum, the beneficiary may elect to apply the death proceeds under any of the Payment Options described in Part 10 subject to the following limitations:

D604                                                  15

                                    a. Options D, F and J are not available for
                                       death benefits;

                                    b. Under Options A, E, G, H and K the period
                                       specified must be at least 5 years, but
                                       not beyond the life expectancy of such
                                       beneficiary.

ELECTION OF DEATH               The Owner shall elect either Death Benefit
BENEFIT OPTIONS                 Option 1 or Death Benefit Option 2 at the time
                                of the Owner's initial premium payment. The
                                Owner's chosen option is as shown on the Schedule Page. If no option is elected, Death
                                Benefit Option 1 shall apply.

DEATH BENEFIT - OPTION 1        Upon the death of the Annuitant or an
                                Owner/Annuitant, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                    a. 100% of premium payments (not including
                                       any Bonus Payments) less "Adjusted
                                       Partial Withdrawals" (as defined below);
                                       or

                                    b. the Contract Value next determined
                                       following receipt of a certified copy of the death certificate at VAO.


DEATH BENEFIT - OPTION 2        Upon the death of the Annuitant or an
                                Owner/Annuitant who has not yet attained age 80, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                    a. 100% of premium payments (not including
                                       any Bonus Payments) less "Adjusted
                                       Partial Withdrawals" (as defined below);
                                       or

                                    b. the "Annual Step-up Amount" (as
                                       defined below); or

                                    c. the Contract Value next determined
                                       following receipt of a certified copy of the death certificate at VAO.

                                On and after the Annuitant's attained age 80, the death proceeds (less any deferred premium tax) equals the greater of:

                                    a. the death benefit calculated at the end
                                       of the Contract Year prior to the
                                       Annuitant's attained age 80, plus 100% of the premium payments less "Adjusted Partial Withdrawals" made since the end of the Contract Year prior to the Annuitant's attained age 80; or

                                    b. the Contract Value next determined
                                       following receipt of a certified copy of the death certificate at VAO.

D604                                                  16

ADJUSTED PARTIAL                The sum of all Adjusted Partial Withdrawals when
WITHDRAWALS                     each is calculated for each partial withdrawal
                                as the product of (a) times (b) where:

                                    a. is the ratio of the amount of the partial
                                       withdrawal to the Contract Value on the
                                       date of (but prior to) the partial
                                       withdrawal; and

                                    b. is the death benefit on the date of
                                       (but prior to) the partial withdrawal.

ANNUAL STEP-UP AMOUNT           In the first Contract Year the Annual Step-up
                                Amount is equal to the greater of:

                                    a. 100% of premium payments less "Adjusted
                                       Partial Withdrawals"; or

                                    b. the Contract Value.

                                In the second Contract Year or any subsequent Contract Year the Annual Step-up Amount is equal to the greater of:

                                    a. the Annual Step-up Amount at the end of
                                       the previous Contract Year, plus 100% of premium payments made since the end of the previous Contract Year, less "Adjusted Partial Withdrawals" made since the end of the previous Contract Year; or

                                    b. the Contract Value next determined
                                       following receipt of a certified copy of the death at VAO.

DISTRIBUTION AT DEATH           Death of an Owner/Annuitant
REQUIREMENTS                    ---------------------------
                                If the Owner/Annuitant dies before the Maturity
                                Date, then the Annuitant's Beneficiary must elect within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If the Annuitant's
                                Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Owner/Annuitant as if no death had occurred.

D604                                                  17

                                Death of an Owner Who Is not the Annuitant
                                ------------------------------------------
                                If the Owner who is not the Annuitant dies before the Maturity Date and the Owner's surviving spouse is not the Joint Owner or the Owner's Beneficiary, the Owner's entire interest in this Contract must be distributed within five years of the date of the Owner's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of the Owner's Beneficiary and the payments begin within one year after the Owner's death. If the Owner's surviving spouse is a Joint Owner, the Contract will continue with the surviving Joint Owner becoming the sole Owner. If the Owner's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as the new Owner as if no death had occurred.

                                Death of an Annuitant Who Is not the Owner
                                ------------------------------------------
                                If the Annuitant who is not the Owner dies before the Maturity Date and there is no Contingent Annuitant, then the Annuitant's Beneficiary must elect within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If there is a Contingent Annuitant, the Contract will continue with the Contingent Annuitant becoming the new Annuitant.

                                If the Annuitant dies before the Maturity Date and the Owner is not an individual, the entire interest in this contract must be distributed within five years of the date of the Annuitant's death. However, the Annuitant's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of such Annuitant's Beneficiary and the payments begin within one year after the Annuitant's death. If the Annuitant's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Annuitant as if no death had occurred.

                                We shall have the right to first require return of the contract to us so that we may amend it to reflect these changes.

DEATH ON OR AFTER THE           If either the Owner/Annuitant, Annuitant, or
MATURITY DATE                   Owner dies on or after the Maturity Date, any
                                remaining income payments will be continued to the Annuitant's or Owner's Beneficiary respectively. Under Payment Option M, the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity
                                Unit Value for that Subaccount will be paid to the Annuitant's or Owner's Beneficiary in a lump sum (see "Option M - Unit Refund Variable Life
                                Annuity" in Part 10).

D604                                                  18

THE BENEFICIARY                 The Annuitant's Beneficiary:
                                ---------------------------
                                Any death proceeds payable to the Annuitant's
                                Beneficiary will be paid to the Owner or the Owner's estate if the Annuitant's Beneficiary is not living when such death proceeds become payable.

                                The Owner's Beneficiary:
                                ------------------------
                                Any death proceeds payable to the Owner's
                                Beneficiary will be paid to the Owner's estate if the Owner's Beneficiary is not living when such death proceeds become payable.

                                In the case of the death of an Owner/Annuitant where conflicting Owner and Annuitant's Beneficiaries have been named, any death proceeds payable will be paid to the Annuitant's Beneficiary.

                                The naming of an Owner's or Annuitant's
                                beneficiary by familial relationship (such as Mother, Father, etc.) shall be understood to be their relationship to the Owner or Annuitant making such designation.

WHAT ARE THE RIGHTS             The Annuitant's Beneficiary and Owner's
OF THE BENEFICIARY              Beneficiary may exercise the following rights
                                with respect to the death proceeds they are entitled to receive:

                                1. Receive the death proceeds payable under this contract; or

                                2.  Select a Payment Option for the death
                                    proceeds; or

                                3. Transfer the amount of any deferred death proceeds between and among the various Subaccounts. See Part 5.

HOW TO CHANGE THE               At any time prior to the death of the last of
BENEFICIARY                     the Annuitants under this contract, You may
                                change the Owner's Beneficiary or the
                                Annuitant's Beneficiary. The change must be made by Written Notice signed by You. When We receive it, the change will be effective as of the date it was signed by You. However, the change will be subject to any payment made or actions taken by Us before We received the Written Notice.

D604                                                  19

                                PART 10: PAYMENT OPTIONS

                                You must elect a payment option by Written
                                Request. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by Us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. After the first Payment Calculation Date, You may not change the Payment Option You elected. As regards the election of a Payment Option by the beneficiary of any death proceeds payable under this contract, limited as described in Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF                  The guaranteed annuity payment rates under the
FIXED ANNUITY                   following options will be based on the
PAYMENTS                        Annuitant's age and sex, and will be no less
                                favorable than the following:

                                Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5- and 10-year certain periods under Option A, for the 10-year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20-year certain period under Options A and F; an interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.

                                If Our rates in effect on the Settlement Date are more favorable, We will use those rates.

CALCULATION OF                  Under the following options, all payments after
VARIABLE ANNUITY                the first payment will vary with the investment
PAYMENTS                        experience of the Subaccounts. Payments may be
                                either higher or lower than the first payment.

                                Under Options I, J, K, M and N, We determine the first payment by multiplying the amounts held under the selected option in each Subaccount by the applicable Payment Option rate. The first payment equals the total of such amounts determined for each Subaccount. We determine future payments under these options by multiplying the number of Annuity Units in each Subaccount by the Annuity Unit Value for each Subaccount on the Payment Calculation Date. The payment will equal the sum of the amounts provided by each Subaccount.

D604                                                  20

                                Under Option L, We determine the amount of the annual distribution by dividing the amount of Contract Value held under this option on December 31 of the previous year by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

                                Under Options I, J, M and N, the applicable option rate used to determine the first payment amount will not be less than the rate based on the 1983 Table A (1983 IAM) projected with Projection Scale G to the year 2040, and with continued projection thereafter, and on the Assumed Investment Rate. Under Option K, the rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

OPTION A -                      A fixed payout annuity payable monthly while the
LIFE ANNUITY                    Annuitant is living or, if later, the end of the
WITH SPECIFIED                  specified period certain. The period certain may
PERIOD CERTAIN                  be specified as 5, 10, or 20 years. The period
                                certain must be elected at the time this option is elected.

OPTION B -                      A fixed payout annuity payable monthly while the
NON-REFUND                      Annuitant is living and ending with the last
LIFE ANNUITY                    Life payment due preceding the date of the
                                Annuitant's death.

OPTION D -                      A fixed payout annuity payable monthly while the
JOINT AND SURVIVORSHIP          Annuitant and the designated Joint Annuitant are
LIFE ANNUITY                    living, and continuing thereafter during the
                                lifetime of the survivor. The amount to be continued to the survivor is 100% of the joint annuity payment, as specified at the time this option is elected. The designated Joint
                                Annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40. The adjusted age is the person's age on his or her birthday nearest the Settlement Date.

OPTION E -                      A fixed payout annuity payable monthly while the
INSTALLMENT REFUND              Annuitant is living or, if later, the date the
LIFE ANNUITY                    annuity payments made under this option total an
                                amount which refunds the entire amount applied under this option. If the Annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F -                      A fixed payout annuity payable monthly while
JOINT AND SURVIVORSHIP          either the Annuitant or designated Joint
LIFE ANNUITY WITH               Annuitant is living, or if later, the end of 10
10-YEAR PERIOD CERTAIN          years. The designated Joint Annuitant must be
                                designated at the time this option is elected and must have an adjusted age of at least 40 years. The adjusted age is the person's age on his or her birthday nearest the settlement date.

D604                                                  21

OPTION G -                      Equal income installments for a specified period
PAYMENTS FOR A                  of years are paid whether the payee lives or
SPECIFIED PERIOD                dies. The period certain specified must be in
                                whole numbers of years from 5 to 30.

OPTION H -                      Equal income installments of a specified amount
PAYMENTS OF A                   are paid until the principal sum remaining under
SPECIFIED AMOUNT                this option from the amount applied is less than
                                the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I -                      This option provides variable monthly payments
VARIABLE LIFE ANNUITY           that will continue during the lifetime of the
WITH 10-YEAR                    Annuitant or for ten years, if longer. If the
PERIOD CERTAIN                  beneficiary of any death benefits payable under
                                this contract elects this payment option, the term "Annuitant" as used in the preceding paragraph shall refer to such beneficiary and the period certain will equal 10 years, or the life expectancy of such beneficiary, if shorter.

OPTION J -                      This option provides variable monthly payments
JOINT SURVIVORSHIP VARIABLE     while the Annuitant and the designated Joint
LIFE ANNUITY WITH               Annuitant are living. Payments will continue
10-YEAR PERIOD CERTAIN          during the life of the survivor or until the end
                                of 10 years if later. You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least age 40 on the birthday nearest the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K -                      This option provides variable monthly payments
VARIABLE ANNUITY                through the release of a fixed number of Annuity
FOR SPECIFIED PERIOD            Units over a specified period of time. Payment
                                continues whether the Annuitant lives or dies.
                                The specified period must be in whole numbers of years from 5 to 30. However, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of remaining annuity units. Thus, the specified period will be reduced to the period that the remaining annuity units can provide.

OPTION L -                      This option provides a variable income which is
VARIABLE LIFE                   payable over the Annuitant's annually
EXPECTANCY ANNUITY              recalculated life expectancy or the annually
                                recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value. This will thus affect the amount of future payments.
                                Upon the death of the Annuitant (and Joint
                                Annuitant, if there is a Joint Annuitant) the remaining Contract Value will be paid in a lump sum to the Annuitant's Beneficiary.

D604                                                  22

OPTION M -                      This option provides variable monthly payments
UNIT REFUND                     as long as the Annuitant lives. In the event of
VARIABLE LIFE ANNUITY           the death of the Annuitant, the income will stop
                                and the Annuitant's Beneficiary will receive in a lump sum the value of the remaining Annuity
                                Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity
                                Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount will be calculated as follows:

                                    (1)  the net amount in the Subaccount
                                         applied under this option on the first
                                         Payment Calculation Date divided by the
                                         corresponding Annuity Unit Value on
                                         that date minus

                                    (2)  the sum of the Annuity Units released
                                         from the Subaccount to make the
                                         payments under this option.

OPTION N -                      This option provides a variable monthly income
VARIABLE NON-                   for the lifetime of the Annuitant. No income is
REFUND LIFE ANNUITY             payable after the death of the Annuitant.

OTHER OPTIONS                   We may offer other payment options or
                                alternative versions of the options listed above.

                                PART 11: TABLES OF PAYMENT OPTION AMOUNTS

                                The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K, M and N for each $1,000 applied. If Our rates in effect at the Settlement Date are more favorable, We will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

                                The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as the age of the Annuitant on the Annuitant's birthday nearest the effective date of the payment option elected.

D604                                                  23

  OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT
                             REFUND LIFE ANNUITY

------------ --------------------------- -------------------------- -------------------------
             INSTALLMENT REFUND          10 YEARS CERTAIN           20 YEARS CERTAIN
 AGE OF      --------------------------------------------------------------------------------
 PAYEE           MALE        FEMALE          MALE         FEMALE        MALE        FEMALE
------------ ------------- ------------- ------------ ------------- ------------ ------------
    40          $3.80         $3.64         $3.86         $3.60        $3.74        $3.54
------------ ------------- ------------- ------------ ------------- ------------ ------------
    45           4.05          3.85          4.14           .82         3.99         3.74
------------ ------------- ------------- ------------ ------------- ------------ ------------
    50           4.36          4.12          4.50          4.10         4.28         3.99
------------ ------------- ------------- ------------ ------------- ------------ ------------
    55           4.76          4.47          4.95          4.47         4.61         4.31
------------ ------------- ------------- ------------ ------------- ------------ ------------
    60           5.28          4.93          5.54          4.96         4.97         4.67
------------ ------------- ------------- ------------ ------------- ------------ ------------
    65           5.97          5.54          6.30          5.63         5.29         5.06
------------ ------------- ------------- ------------ ------------- ------------ ------------
    70           6.91          6.39          7.24          6.50         5.43         5.31
------------ ------------- ------------- ------------ ------------- ------------ ------------
    75           8.21          7.57          8.26          7.56         5.44         5.40
------------ ------------- ------------- ------------ ------------- ------------ ------------
    80          10.04          9.26         10.12          8.60         5.46         5.46
------------ ------------- ------------- ------------ ------------- ------------ ------------
    85          12.61         11.68         12.60          9.31         5.46         5.46
------------ ------------- ------------- ------------ ------------- ------------ ------------

                       OPTION B -- NON-REFUND LIFE ANNUITY

--------------- ------------ ------------
    AGE OF
    PAYEE           MALE        FEMALE
--------------- ------------ ------------
      40           $ 3.95       $ 3.75
--------------- ------------ ------------
      45             4.24         3.98
--------------- ------------ ------------
      50             4.62         4.28
--------------- ------------ ------------
      55             5.12         4.68
--------------- ------------ ------------
      60             5.79         5.24
--------------- ------------ ------------
      65             6.75         6.04
--------------- ------------ ------------
      70             8.15         7.22
--------------- ------------ ------------
      75            10.26         9.03
--------------- ------------ ------------
      80            13.54        11.88
--------------- ------------ ------------
      85            18.72        16.54
--------------- ------------ ------------

                                OPTION D -- JOINT AND SURVIVORSHIP LIFE ANNUITY

--------------------------------------------------------------------------------------------------
    FEMALE                                       MALE
      AGE  ---------------------------------------------------------------------------------------
               40        45         50          55         60         65         70        75
  ------------------------------------------------------------------------------------------------
      40      $3.49     $3.55      $3.59       $3.62      $3.64      $3.65     $3.66     $3.67
  ------------------------------------------------------------------------------------------------
      45       3.58      3.67       3.74        3.80       3.83       3.86      3.88      3.89
  ------------------------------------------------------------------------------------------------
      50       3.65      3.79       3.90        4.00       4.07       4.12      4.16      4.18
  ------------------------------------------------------------------------------------------------
      55       3.72      3.89       4.06        4.22       4.35       4.44      4.51      4.56
  ------------------------------------------------------------------------------------------------
      60       3.77      3.97       4.20        4.43       4.65       4.83      4.96      5.05
  ------------------------------------------------------------------------------------------------
      65       3.80      4.04       4.31        4.62       4.94       5.25      5.51      5.71
  ------------------------------------------------------------------------------------------------
      70       3.83      4.08       4.34        4.77       5.20       5.67      6.13      6.52
  ------------------------------------------------------------------------------------------------
      75       3.85      4.12       4.46        4.88       5.40       6.04      6.75      7.46
  ------------------------------------------------------------------------------------------------

                 OPTION F -- JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

--------------------------------------------------------------------------------------------------
                                           MALE
FEMALE -------------------------------------------------------------------------------------------
 AGE            40          45         50         55        60         65        70         75
--------------------------------------------------------------------------------------------------
     40       $3.49       $3.55      $3.59      $3.62     $3.64      $3.65     $3.66     $3.67
  ------------------------------------------------------------------------------------------------
     45        3.58        3.67       3.74       3.80      3.83       3.86      3.88      3.89
  ------------------------------------------------------------------------------------------------
     50        3.65        3.78       3.90       4.00      4.07       4.12      4.15      4.17
  ------------------------------------------------------------------------------------------------
     55        3.72        3.89       4.06       4.22      4.34       4.44      4.50      4.54
  ------------------------------------------------------------------------------------------------
     60        3.77        3.97       4.19       4.43      4.64       4.82      4.95      5.03
  ------------------------------------------------------------------------------------------------
     65        3.80        4.03       4.31       4.61      4.93       5.23      5.45      5.65
  ------------------------------------------------------------------------------------------------
     70        3.83        4.08       4.39       4.75      5.18       5.63      6.07      6.41
  ------------------------------------------------------------------------------------------------
     75        3.85        4.11       4.45       4.86      5.36       5.96      6.62      7.21
  ------------------------------------------------------------------------------------------------

D604                                                  24

OPTION G -- PAYMENTS FOR A SPECIFIED PERIOD

-------------------- ----------------- ------------------

     NUMBER OF            ANNUAL            MONTHLY
       YEARS           INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5               $211.99            $17.91
-------------------- ----------------- ------------------
         6                179.22             15.14
-------------------- ----------------- ------------------
         7                155.83             13.16
-------------------- ----------------- ------------------
         8                138.31             11.68
-------------------- ----------------- ------------------
         9                124.69             10.53
-------------------- ----------------- ------------------
        10                113.82              9.61
-------------------- ----------------- ------------------
        11                104.93              8.86
-------------------- ----------------- ------------------
        12                 97.54              8.24
-------------------- ----------------- ------------------
        13                 91.29              7.71
-------------------- ----------------- ------------------
        14                 85.95              7.26
-------------------- ----------------- ------------------
        15                 81.33              6.87
-------------------- ----------------- ------------------
        16                 77.29              6.53
-------------------- ----------------- ------------------
        17                 73.74              6.23
-------------------- ----------------- ------------------
        18                 70.59              5.96
-------------------- ----------------- ------------------
        19                 67.78              5.73
-------------------- ----------------- ------------------
        20                 65.26              5.51
-------------------- ----------------- ------------------
        25                 55.76              4.71
-------------------- ----------------- ------------------
        30                 49.53              4.18
-------------------- ----------------- ------------------

OPTION I -- VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

--------------- ------------ ------------
 AGE OF
 PAYEE             MALE        FEMALE
--------------- ------------ ------------
      40          $4.15        $4.02
--------------- ------------ ------------
      45           4.29         4.12
--------------- ------------ ------------
      50           4.40         4.27
--------------- ------------ ------------
      55           4.73         4.46
--------------- ------------ ------------
      60           5.06         4.71
--------------- ------------ ------------
      65           5.51         5.05
--------------- ------------ ------------
      70           6.08         5.52
--------------- ------------ ------------
      75           6.79         6.17
--------------- ------------ ------------
      80           7.65         6.99
--------------- ------------ ------------
      85           8.57         7.98
--------------- ------------ ------------

OPTION J -- JOINT SURVIVORSHIP VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-------------------------------------------------------------------------------------------------
                                                  MALE
 FEMALE     -------------------------------------------------------------------------------------
  AGE             40        45         50        55         60         65         70       75
  -----------------------------------------------------------------------------------------------
   40           $3.92     $3.94      $3.96     $3.98      $3.99      $4.00      $4.00     $4.01
  -----------------------------------------------------------------------------------------------
   45            3.96      4.00       4.03      4.06       4.08       4.09       4.10      4.11
  -----------------------------------------------------------------------------------------------
   50            4.00      4.05       4.10      4.15       4.18       4.21       4.23      4.24
  -----------------------------------------------------------------------------------------------
   55            4.03      4.10       4.18      4.24       4.30       4.35       4.39      4.41
  -----------------------------------------------------------------------------------------------
   60            4.06      4.15       4.25      4.34       4.43       4.52       4.58      4.63
  -----------------------------------------------------------------------------------------------
   65            4.09      4.19       4.31      4.44       4.57       4.70       4.81      4.90
  -----------------------------------------------------------------------------------------------
   70            4.11      4.22       4.36      4.53       4.70       4.89       5.07      5.22
  -----------------------------------------------------------------------------------------------
   75            4.12      4.75       4.41      4.60       4.82       5.07       5.34      5.59
  -----------------------------------------------------------------------------------------------

D604                                                  25

OPTION K -- VARIABLE ANNUITY FOR SPECIFIED PERIOD

-------------------- ----------------- ------------------
 NUMBER OF                 ANNUAL            MONTHLY
   YEARS                INSTALLMENT        INSTALLMENT
-------------------- ----------------- ------------------
         5              $217.98            $18.53
-------------------- ----------------- ------------------
         6               185.53             15.77
-------------------- ----------------- ------------------
         7               162.39             13.81
-------------------- ----------------- ------------------
         8               145.08             12.34
-------------------- ----------------- ------------------
         9               131.65             11.19
-------------------- ----------------- ------------------
        10               120.94             10.28
-------------------- ----------------- ------------------
        11               112.20              9.54
-------------------- ----------------- ------------------
        12               104.94              8.92
-------------------- ----------------- ------------------
        13                98.83              8.40
-------------------- ----------------- ------------------
        14                93.61              7.96
-------------------- ----------------- ------------------
        15                89.10              7.58
-------------------- ----------------- ------------------
        16                85.18              7.24
-------------------- ----------------- ------------------
        17                81.74              6.95
-------------------- ----------------- ------------------
        18                78.70              6.69
-------------------- ----------------- ------------------
        19                75.99              6.46
-------------------- ----------------- ------------------
        20                73.57              6.25
-------------------- ----------------- ------------------
        25                64.53              5.49
-------------------- ----------------- ------------------
        30                58.75              5.00
-------------------- ----------------- ------------------

OPTION M - UNIT REFUND VARIABLE LIFE ANNUITY

--------------- ------------ ------------
 AGE OF
 PAYEE             MALE        FEMALE
--------------- ------------ ------------
      40          $4.12        $4.01
--------------- ------------ ------------
      45           4.25         4.11
--------------- ------------ ------------
      50           4.42         4.24
--------------- ------------ ------------
      55           4.64         4.41
--------------- ------------ ------------
      60           4.92         4.64
--------------- ------------ ------------
      65           5.28         4.94
--------------- ------------ ------------
      70           5.74         5.33
--------------- ------------ ------------
      75           6.32         5.86
--------------- ------------ ------------
      80           7.07         6.55
--------------- ------------ ------------
      85           8.01         7.43
--------------- ------------ ------------

OPTION N -- VARIABLE NON-REFUND LIFE ANNUITY

--------------- ------------ ------------
 AGE OF
 PAYEE            MALE         FEMALE
--------------- ------------ ------------
      40          $4.15        $4.02
--------------- ------------ ------------
      45           4.30         4.13
--------------- ------------ ------------
      50           4.50         4.27
--------------- ------------ ------------
      55           4.76         4.47
--------------- ------------ ------------
      60           5.11         4.73
--------------- ------------ ------------
      65           5.60         5.09
--------------- ------------ ------------
      70           6.29         5.60
--------------- ------------ ------------
      75           7.20         6.34
--------------- ------------ ------------
      80           8.49         7.41
--------------- ------------ ------------
      85          10.30         8.98
--------------- ------------ ------------

                                    D604 26

[LOGO] PHOENIX


             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

     ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS
D604